Exhibit 8.1

List of subsidiaries of
Seanergy Maritime Holdings Corp.,
of the Republic of the Marshall Islands (as of 06.03.2023)

Company	Country of incorporation
Seanergy Management Corp.	Republic of the Marshall Islands
Martinique International Corp.	British Virgin Islands
Harbour Business International Corp.	British Virgin Islands
Sea Genius Shipping Co.	Republic of the Marshall Islands
Seanergy Shipmanagement Corp.	Republic of the Marshall Islands
Pembroke Chartering Services Limited	Malta
Leader Shipping Co.	Republic of the Marshall Islands
Squire Ocean Navigation Co.	Republic of Liberia
Premier Marine Co.	Republic of the Marshall Islands
Gladiator Shipping Co.	Republic of the Marshall Islands
Maritime Capital Shipping Limited	Bermuda
Emperor Holding Ltd.	Republic of the Marshall Islands
Lord Ocean Navigation Co.	Republic of Liberia
Knight Ocean Navigation Co.	Republic of Liberia
Partner Shipping Co. Limited	Malta
Champion Marine Co.	Republic of the Marshall Islands
Fellow Shipping Co.	Republic of the Marshall Islands
Good Ocean Navigation Co.	Republic of Liberia
Traders Shipping Co.	Republic of the Marshall Islands
Patriot Shipping Co.	Republic of the Marshall Islands
Hellas Ocean Navigation Co.	Republic of Liberia
Flag Marine Co.	Republic of the Marshall Islands
World Shipping Co.	Republic of the Marshall Islands
Friend Ocean Navigation Co.	Republic of Liberia
Duke Shipping Co.	Republic of the Marshall Islands
Partner Marine Co.	Republic of the Marshall Islands
Honor Shipping Co.	Republic of the Marshall Islands
Paros Ocean Navigation Co.	Republic of Liberia